Exhibit 24.1
EDISON INTERNATIONAL
POWER OF ATTORNEY
     The undersigned, EDISON INTERNATIONAL, a California corporation, and certain of its officers and/or directors do each hereby constitute and appoint, ROBERT L. ADLER, W. JAMES SCILACCI, POLLY L. GAULT, THOMAS M. NOONAN, BARBARA E. MATHEWS, LINDA G. SULLIVAN, ROBERT C. BOADA, GEORGE T. TABATA, PAIGE W. R. WHITE, MICHAEL A. HENRY, KEITH J. LARSON, KATHLEEN BRENNAN DE JESUS, JEFFERY D. DURAN, DARLA F. FORTE, BONITA J. SMITH, MARGA ROSSO, and SARAH C. PEREZ, or any of them, to act as attorney-in-fact, for and in their respective names, places, and steads, to execute, sign, and file or cause to be filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2008, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 2009, any Current Reports on Form 8-K from time to time during 2009 and through December 10, 2009, or in the event this Board of Directors does not meet on December 10, 2009, through the next succeeding date on which this Board holds a regular meeting, and any and all supplements and amendments thereto, to be filed by Edison International with the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended, (the “Act”), for the purpose of complying with Sections 13 or 15(d) of the Act, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and appropriate to be done in and about the premises as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.

     Executed at Rosemead, California, as of this 11th day of December, 2008.

EDISON INTERNATIONAL

By:	/s/ Theodore F. Craver, Jr.
Theodore F. Craver, Jr.
Chairman of the Board, President, and Chief Executive Officer

Attest:
/s/ Barbara E. Mathews

Barbara E. Mathews
Vice President, Associate General Counsel,
Chief Governance Officer and Corporate Secretary

2009 Edison International
10-K, 10-Q, and 8-K Power of Attorney

Principal Executive Officer:

/s/ Theodore F. Craver

Theodore F. Craver, Jr.	Chairman of the Board, President, Chief Executive Officer, and Director

Principal Financial Officer:

/s/ W. James Scilacci

W. James Scilacci	Executive Vice President,Chief Financial Officer, and Treasurer

Controller and Principal Accounting Officer:

/s/ Linda G. Sullivan

Linda G. Sullivan	Vice President and Controller
Additional Directors:

/s/ Vanessa C.L. Chang	Director	/s/ Ronald L. Olson	Director

Vanessa C.L. Chang		Ronald L. Olson

/s/ France A. Córdova	Director	/s/ James M. Rosser	Director

France A. Córdova		James M. Rosser

/s/ Charles B. Curtis	Director	/s/ Richard T. Schlosberg, III	Director

Charles B. Curtis		Richard T. Schlosberg, III

/s/ Bradford M. Freeman	Director	/s/ Thomas C. Sutton	Director

Bradford M. Freeman		Thomas C. Sutton

/s/ Luis G. Nogales	Director	/s/ Brett White

Luis G. Nogales		Brett White